Exhibit 10.19

INTEREST CONTRIBUTION AGREEMENT

by and among

THE PERSONS AND ENTITIES IDENTIFIED ON SCHEDULE A HERETO,

as the Contributors,

ELCO LANDMARK RESIDENTIAL MANAGEMENT, LLC,

as the Contributors’ Representative,

APARTMENT TRUST OF AMERICA HOLDINGS, L.P.,

as the Purchaser

and

APARTMENT TRUST OF AMERICA, INC.,

Relating to

Landmark Grand at Galleria, LLC,

the Contributed Entity

August 3, 2012

TABLE OF CONTENTS

Article I. Contribution and Sale		2
1.1	Contribution and Sale.	2
1.2	Consideration.	2
Article II. Closing		3
2.1	Closing.	3
2.2	Closing deliveries by each of the Contributors.	3
2.3	Closing deliveries by the Contributors’ Representative.	4
2.4	Closing deliveries by the Purchaser and ATA.	5
Article III. Representations and Warranties of the Contributors		5
3.1	Organization and Authorization.	5
3.2	Title to Interests.	6
3.3	Absence of Defaults and Conflicts.	6
3.4	FIRPTA.	6
3.5	OFAC.	6
3.6	No Brokers.	7
3.7	No Litigation.	7
3.8	Investment Representations.	7
3.9	Exculpation Among Contributors.	9
3.10	NO TAX REPRESENTATIONS.	10
Article IV. Representations and Warranties of the Purchaser and ATA		10
4.1	Incorporation from Master Agreement.	10
4.2	Valid Issuance of Securities.	11
4.3	Integration.	11
Article V. Conditions Precedent		11
5.1	Conditions Precedent to the Obligations of Each Party.	11
5.2	Conditions Precedent to the Obligations of the Contributors and the Contributors’ Representative.	12
5.3	Conditions Precedent to the Obligations of ATA and ATA Holdings.	12
Article VI. Termination		13
6.1	Termination.	13
6.2	Effect of Termination.	13
Article VII. Covenants and Other Agreements		13
7.1	Lock-Up.	13
7.2	Exclusivity.	13
7.3	Fulfillment of Conditions Precedent.	14
7.4	Admission to Partnership.	14
7.5	Further Assurances.	14
7.6	Publicity; Disclosure.	14
Article VIII. General Provisions		14
8.1	Survival.	14
8.2	Notices.	14
8.3	Severability.	15
8.4	Amendment.	16
8.5	Parties in Interest.	16
8.6	Governing Law; Jurisdiction and Venue.	16

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8.7	Waiver of Jury Trial.	16
8.8	Waiver.	16
8.9	Mutual Drafting.	17
8.10	Entire Agreement.	17
8.11	Counterparts.	17
8.12	Section Headings; Interpretation.	17
8.13	Contributors’ Representative.	17
8.14	Contribution to Certain Potential Liabilities Under Master Agreement.	19
8.15	Attorneys’ Fees.	19

Index of Schedules

Schedule A:	Contribution Schedule

Index of Exhibits

Exhibit A:	Form of Instrument of Assignment

Exhibit B:	Form of Joinder to OP Agreement

Exhibit C:	Form of Release of Claims

Exhibit D:	Form of Liability Contribution Agreement

Exhibit E:	Form of Purchase Promissory Note

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INTEREST CONTRIBUTION AGREEMENT

This INTEREST CONTRIBUTION AGREEMENT (this “Agreement”), dated as of August 3, 2012, is made and entered into by and among the persons and entities identified as the Contributors on Schedule A hereto (collectively, the “Contributors”), Elco Landmark Residential Management, LLC, a Delaware limited liability company (“ELRM” or the “Contributors’ Representative”), Apartment Trust of America Holdings, L.P., a Virginia limited partnership (“ATA Holdings” or the “Purchaser”) and Apartment Trust of America, Inc., a Maryland corporation (“ATA”). The Contributors, the Contributors’ Representative, the Purchaser and ATA are referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

A. This Agreement is entered into pursuant to the Master Contribution and Recapitalization Agreement (as amended and in effect from time to time, the “Master Agreement”), dated as of the date hereof by and among ATA, ATA Holdings, Elco Landmark Residential Holdings, LLC, a Delaware limited liability company (“EL”) and ELRM.

B. ATA is engaged in the business of acquiring, holding and managing apartment communities and other real estate investments. ATA has been organized and operated to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). ATA holds all or substantially all of its properties through ATA Holdings, its operating partnership.

C. The Contributors collectively are the direct owners of 100% of the limited partnership interests or limited liability company interests, as the case may be (the “Interests”), in the Entity identified on Schedule A hereto as the Contributed Entity (the “Contributed Entity”). The Contributed Entity wholly owns, directly or indirectly, the property (the “Property”), to be indirectly contributed to the Purchaser hereby pursuant to the contribution of the Interests, as identified on Schedule A hereto.

D. The Parties desire to provide for the contribution of the Interests to the Purchaser, in exchange for consideration consisting of either limited partnership interests in the Purchaser or common stock of ATA (or cash, in the case of any Contributor that does not qualify to receive securities), cash and/or a promissory note from Purchaser, as applicable, all upon the terms and subject to the conditions set forth below, such contribution to occur as part of the Initial Closing or a Subsequent Closing under the Master Agreement, as the case may be.

E. Appendix 1 to this Agreement contains certain definitions and cross-references to terms defined in the body of the Agreement. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Master Agreement.

NOW, THEREFORE, the Parties acknowledge the adequacy of the consideration provided to each through their respective representations, warranties, conditions, rights and promises contained in this Agreement and, intending to be legally bound, agree as provided below.

ARTICLE I.

CONTRIBUTION AND SALE

1.1 Contribution and Sale. Upon the terms and subject the conditions set forth in this Agreement, the Purchaser hereby agrees to acquire from each of the Contributors, and each such Contributor hereby agrees to contribute and sell to the Purchaser, all of such Contributor’s right, title and interest in and to the Interests, free and clear of all Liens. The agreements set forth herein of each of the Contributors are several and not joint, except as otherwise expressly provided herein; provided, however, that the transactions contemplated hereby shall not be consummated except in connection with the contribution and sale hereunder at the Closing of all, but not less than all, of the Interests.

1.2 Consideration.

(a) Securities. The aggregate purchase price for the Interests shall be the amount of the Agreed Equity Value set forth on Schedule A hereto, as the same may be adjusted pursuant to the provisions of the Master Agreement (such adjusted amount, the “Purchase Price”). At and subject to the Closing, to each Contributor, (i) the Purchaser shall issue and sell limited partnership interest units in the Purchaser (“OP Units”) in number equal to the quotient of (1) such Contributor’s Allocable Portion of the Purchase Price divided by (2) $8.15, rounded up to the nearest whole number of OP Units (ii) the Purchaser shall deliver cash and/or (iii) the Purchaser shall deliver a promissory note in the form attached hereto as Exhibit E (the “Purchaser Promissory Note”), all as indicated with respect to such Contributor on Schedule A hereto. Each Contributor’s “Allocable Portion” of the Purchase Price shall be determined by the Contributors’ Representative in accordance with the allocation methodology set forth in Schedule A hereto. This Agreement refers to the OP Units to be issued hereunder as the “Securities.”

(b) Cash for Non-Qualified Contributors. Notwithstanding the provisions of Section 1.2(a), in the event that the Purchaser reasonably determines, with the written consent of the Contributors’ Representative (such consent not to be unreasonably withheld, conditioned or delayed), that any Contributor is not, or will not be as of the Closing, capable of making the representations and warranties set forth in Section 3.8 (including, without limitation, the representation and warranty that such Contributor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) (each such Contributor, if any, a “Non-Qualified Contributor”), then, in lieu of the issuance and sale of Securities to such Non-Qualified Contributor by the Purchaser or ATA, the Purchaser shall pay to such Non-Qualified Contributor its Allocable Portion of the Purchase Price in cash, by wire transfer of immediately available funds to the account designated by the Contributors’ Representative on behalf of such Non-Qualified Contributor.

(c) Closing Adjustments. To the extent that any prorations, adjustments or other amounts with respect to the Contributed Entity or the Property shall be payable by or to the Contributors at or following each Closing in accordance with the provisions of the Master Agreement, the amount of the purchase consideration determined pursuant to Section 1.2(a) shall be adjusted accordingly, it being acknowledged and agreed by each Contributor that from and after the date hereof, (i) the Contributed Entity shall not declare, pay or otherwise make provision for any dividends or distributions and (ii) immediately prior to the Closing, in addition to any prorations, adjustments or other amounts payable by or to the Contributors with respect to the Contributed Entity or the Property, the Contributed Entity shall distribute to each Contributor receiving Securities an amount equal to the amount such Contributor would have been paid as a distribution on account of the Securities it will receive at Closing had such Securities been issued and sold to such Contributor at the Initial Closing.

ARTICLE II.

CLOSING

2.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166, or such other location as the Purchaser and the Contributors’ Representative may mutually agree, only as a part of, and simultaneously with, the first to occur after the satisfaction (or waiver if permitted) of the conditions set forth in Article V of this Agreement of the Initial Closing or a Subsequent Closing under the Master Agreement. The date of the Closing is referred to herein as the “Closing Date.”

2.2 Closing deliveries by each of the Contributors. At the Closing, each Contributor (except as otherwise provided below) will deliver or cause the Escrow Agent to deliver to Purchaser each of the following agreements, instruments and other documents, all of which are being duly executed and delivered to the Escrow Agent on the date hereof to be held in escrow pending the Closing pursuant to the terms of the Escrow Agreement:

(a) a duly executed instrument of assignment substantially in the form attached hereto as Exhibit A;

(b) in the case of any Contributor to receive OP Units hereunder, a duly executed joinder to the OP Agreement substantially in the form attached hereto as Exhibit B (each a “Joinder”);

(c) a duly executed release of claims with respect to the Contributed Entity substantially in the form attached hereto as Exhibit C;

(d) a duly completed and executed certificate pursuant to Treasury Regulation section 1.1445-2(b)(2) certifying that such Contributor is not a “foreign person” within the meaning of Code section 1445 (each a “FIRPTA Affidavit”);

(e) in the case of any Contributor to receive Securities hereunder, the Registration Rights Agreement substantially in the form attached as an exhibit to the Master Agreement (the “Registration Rights Agreement”), duly executed by such Contributor;

(f) in the case of any Contributor to receive OP Units hereunder, to the extent, if any, required by the Master Agreement, a Tax Protection Agreement with respect to the Contributed Entity and the Property substantially in the form attached as an exhibit to the Master Agreement (each a “Tax Protection Agreement”), duly executed by such Contributor;

(g) resignations of all directors, managers and officers of the Contributed Entity and each of its Subsidiaries, if any, effective as of the Closing, to the extent such positions are held by such Contributor or its Affiliates or any of their respective directors, managers and officers;

(h) any and all other instruments and documents required to be delivered by such Contributor at or prior to the Closing pursuant to and in accordance with any of the other provisions of this Agreement, and such other documents or instruments as the Purchaser or ATA may reasonably request to effect the transactions contemplated hereby.

2.3 Closing deliveries by the Contributors’ Representative. At the Closing, the Contributors’ Representative will deliver, or cause Escrow Agent to deliver, to Purchaser each of the following agreements, instruments and other documents (in addition to those to be delivered pursuant to the Master Agreement or any of the other Transaction Agreements), all of which (except the updated “Rent Roll” described in paragraph (a) below and the Settlement Statement described in paragraph (h) below) are being duly executed, as applicable, and delivered to the Escrow Agent on the date hereof to be held in escrow pending the Closing pursuant to the terms of the Escrow Agreement:

(a) an updated Rent Roll dated within one (1) Business Day of the Closing Date;

(b) copies of all Permits, As-Built Drawings and final certificates of occupancy (if available and in the Contributors’ Representative’s control as of the Closing Date) for the Property;

(c) the original (or if not available, legible copies) of any and all Leases, Contracts, warranties and guarantees pertaining to the Improvements that are in the Contributors’ Representative’s control as of the Closing Date;

(d) any necessary UCC termination statements or other releases as may be required to evidence the satisfaction of any Liens on any of the Property that are required by the terms of this Agreement or the Master Agreement to be terminated or released prior to Closing;

(e) certified copies of all Organizational Documents, applicable resolutions, if any, certificates of incumbency, and good standing certificates with respect to the Contributed Entity and each of its Subsidiaries, if any;

(f) corporate seals, books and records, ownership ledgers and other similar records pertaining to the Contributed Entity, any of its Subsidiaries and/or the Property that are in the Contributors’ Representative’s control as of the Closing Date;

(g) resignations of all directors, managers and officers of the Contributed Entity and each of its Subsidiaries, if any, effective as of the Closing, to the extent such positions are held by the Contributors’ Representative or its Affiliates or any of their respective directors, managers and officers;

(h) a duly executed counterpart of the Settlement Statement; and

(i) any and all other instruments and documents required to be delivered by the Contributors’ Representative at or prior to the Closing pursuant to and in accordance with any of the other provisions of this Agreement, and such other documents or instruments as the Purchaser or ATA may reasonably request to effect the transactions contemplated hereby.

2.4 Closing deliveries by the Purchaser and ATA. At the Closing, the Purchaser and ATA will deliver, or cause Escrow Agent to deliver, to Contributor each of the following agreements, instruments and other documents (in addition to those to be delivered pursuant to the Master Agreement or any of the other Transaction Agreements) all of which (except the Settlement Statement described in paragraph (c) below)) are being duly executed, as applicable, and delivered to the Escrow Agent on the date hereof to be held in escrow pending the Closing pursuant to the terms of the Escrow Agreement:

(a) certificates evidencing the approval of the issuance of the OP Units to be issued by the Purchaser to the Contributors to receive Securities hereunder registered in the name of each such Contributor;

(b) a duly executed counterpart of each Joinder, if any;

(c) a duly executed counterpart of the Settlement Statement;

(d) a duly executed counterpart of the Registration Rights Agreement;

(e) a duly executed counterpart of each Tax Protection Agreement, if any;

(f) a duly executed counterpart of the Purchaser Promissory Note;

(g) cash consideration, if any; and

(h) any and all other instruments and documents required to be delivered by the Purchaser or ATA at or prior to the Closing pursuant to and in accordance with any of the other provisions of this Agreement, and such other documents or instruments as the Contributors’ Representative may reasonably request to effect the transactions contemplated hereby.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

Each of the Contributors, severally and not jointly, solely as to itself and not as to any other Contributor, hereby represents and warrants to the Purchaser and ATA as follows:

3.1 Organization and Authorization. Each Contributor (other than the Contributors that are natural persons) is an entity duly organized, validly existing and in good standing in the state of its organization. Each Contributor (other than the Contributors that are natural persons) has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and any other agreement, certificate, instrument or writing delivered by such Contributor in connection with this Agreement or the transactions contemplated hereby (collectively, including this Agreement, the “Contribution Documents”). Each Contributor (other than the Contributors that are natural persons) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any other Contribution Documents. Each Contributor that is a natural person has legal competence and capacity to execute this Agreement and any other Contribution Documents. Upon the execution and delivery of any Contribution Document to be executed and delivered by any Contributor, such Transaction Document shall constitute the valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other Contribution Document on behalf of any Contributor is and shall have been prior to the Closing Date, duly authorized to execute and deliver such documents on behalf of such Contributor. Each Contributor (other than the Contributors that are natural persons) has made available to the Purchaser true and complete copies of the Organizational Documents of such Contributor, as amended and as in effect on the date of this Agreement. No Contributor that is an entity is in default under or in violation of any provision of its Organizational Documents.

3.2 Title to Interests. Each Contributor owns its respective Interests free from all Liens. Except for this Agreement and the other Contribution Documents and the transactions contemplated hereby and thereby, there are no agreements, arrangements, options, warrants, calls, rights (including preemptive rights) or commitments of any character to which any Contributor is a party relating to the sale, purchase or redemption of any of such Contributor’s respective Interests. Upon delivery to the Purchaser on the Closing Date of each Contributor’s respective Interests as contemplated by this Agreement, such Contributor will thereby transfer to the Purchaser good and marketable title to such Interests, free and clear of all Liens.

3.3 Absence of Defaults and Conflicts. With respect to each Contributor, neither the execution and delivery of this Agreement or any other Contribution Document by such Contributor, nor the consummation of any of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon such Contributor’s Interests, under (A) any Organizational Documents of such Contributor if such Contributor is an entity, (B) any contract to which such Contributor is a party, or (C) any Laws applicable to such Contributor; or (ii) require the approval, consent, authorization or act of, or the making by such Contributor of any declaration, filing or registration with, any Person.

3.4 FIRPTA. No Contributor is a “foreign person” within the meaning of Code Section 1445(f)(3), and each Contributor shall certify to that effect and certify its taxpayer identification number at Closing pursuant to Code Section 1445(b)(2).

3.5 OFAC. No Contributor or, to the knowledge of such Contributor, any trustee, officer, agent, employee, Affiliate or person acting on behalf of such Contributor or any of its Affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

3.6 No Brokers. Except as contemplated by the Master Agreement with respect to EL and its Affiliates, no Contributor or any of its Affiliates has or will have any obligation to pay any brokerage fees or commissions, finder’s fee, advisory fees or other similar fees related to the execution of this Agreement, any of the other Contribution Documents or the consummation of any of the transactions contemplated hereby or thereby.

3.7 No Litigation. No Proceeding or Order is pending against or affecting any Contributor or any of its Affiliates (and, to the knowledge of such Contributor, no such Proceeding or Order has been threatened in writing) (a) under any bankruptcy or insolvency Law, (b) that seeks or could be reasonably likely to seek injunctive or other relief in connection with this Agreement, any of the other Contribution Documents or the transactions contemplated hereby or thereby or (c) that reasonably could be expected to adversely affect (i) the performance by such Contributor under this Agreement or any other Contribution Document or (ii) the consummation of any of the transactions contemplated hereby or thereby.

3.8 Investment Representations.

(a) Each Contributor is a sophisticated investor with such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. Each Contributor has the financial wherewithal to bear, and is willing to accept, the economic risk of losing its entire investment in the Securities.

(b) Each Contributor acknowledges that it has (i) received, read, and fully understands the Investor Package, (ii) been provided with a reasonable opportunity to ask questions of, and receive answers and other responsive information from, knowledgeable representatives of the Purchaser, ATA, Elco Landmark Residential Holdings LLC and the Contributors’ Representative concerning the terms and conditions of the Securities being offered and sold pursuant to this Agreement and the Investor Package, the terms and conditions of the transactions contemplated by the Master Agreement and each of the other agreements included in the Investor Package, and the business, affairs, strategy, financial condition and properties of ATA and the Purchaser, both historically and after giving effect to the transactions contemplated by this Agreement and the Master Agreement and each of the other agreements included in the Investor Package, and (iv) obtained such additional materials and information requested by either such Contributor or its own representatives, including its own professional financial, legal and tax advisers, as it and its advisers have deemed necessary or advisable in order to verify the accuracy of the information contained in the Investor Package and the other information and materials provided to it by representatives of the Purchaser, ATA, Elco Landmark Residential Holdings LLC and the Contributors’ Representative.

(c) Each Contributor acknowledges that it is basing its decision to invest in the Securities on the Investor Package and its own investigation of the information contained therein or otherwise obtained by the Contributor, and that it has not relied upon any representations made by any other Person. Each Contributor recognizes that an investment in the Securities involves substantial risk and such Contributor is fully cognizant of and understands all of the risk factors related to such Securities.

(d) Each Contributor acknowledges that the offer and sale of the Securities has not been accompanied by the publication of any public advertisement or by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act).

(e) Each Contributor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) Each Contributor is receiving the Securities for such Contributor’s own account and for investment purposes only and has no present intention, agreement, or arrangement for the distribution, transfer, assignment, resale, or subdivision of such Securities in violation of applicable securities laws. Each of the Contributors agrees that it will not distribute, sell, transfer or enter into any contract to distribute, sell or transfer any of the Securities for a period of at least six (6) months after the date on which it receives the Securities. Each of the Contributors understands that (i) the ATA Organizational Documents, the OP Agreement, and the Registration Rights Agreement contain additional restrictions as to the transferability of the Securities, (ii) that no active trading market exists for the Securities (or the shares of ATA Common Stock issuable upon conversion of the OP Units) and (iii) the Contributors’ investment in the Securities (and the shares of ATA Common Stock issuable upon conversion of the OP Units) will be highly illiquid and may have to be held indefinitely.

(g) Each Contributor is fully aware that the Securities have not been registered with the SEC in reliance on the exemptions specified in Regulation D under the Securities Act, which reliance is based in part upon the Contributors’ representations set forth herein. Each Contributor understands that the Securities have not been registered under applicable state securities laws and are being offered and sold pursuant to the exemptions specified in said laws, and unless they are registered, they may not be re-offered for sale or resold except in a transaction or as a security exempt under those laws.

(h) Each Contributor understands that none of the Purchaser, ATA or their owners, officers, employees, directors, general partners, Affiliates or advisors represent such Contributor in any way in connection with the purchase of the Securities. Each Contributor also understands that legal counsel to the Purchaser, ATA and their Affiliates does not represent, and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing, any Contributor.

(i) EACH CONTRIBUTOR UNDERSTANDS THAT THE SECURITIES ISSUABLE TO THE CONTRIBUTORS PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR OTHER REGULATORY

AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF AN INVESTMENT IN THE SECURITIES OR THE ACCURACY OR ADEQUACY OF THE INVESTOR PACKAGE. EACH CONTRIBUTOR UNDERSTANDS THAT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(j) Each Contributor further represents and warrants to ATA and Purchaser that such Contributor (or, in the case such Contributor is a fiduciary, that the beneficiary, fiduciary account, grantor or donor on whose behalf such fiduciary is acquiring the securities hereunder) (i) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000, or (ii) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000, or (iii) satisfies such other standards as may be established by any applicable state.

(k) Legends. Each Contributor understands that any certificates evidencing the Securities and any securities issued in respect of or exchange for the Securities may bear one or all of the following legends:

(i)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM.”

(ii)	Any legend set forth in, or required by, the other Transaction Agreements.

(iii)	Any legend set forth in, or required by, the OP Agreement or the ATA Organizational Documents.

(iv)	Any legend required by the securities laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

3.9 Exculpation and Waiver of Claims.

(a) Notwithstanding the information contained in the Investor Package and the other information and materials provided to or otherwise obtained by the Contributors as described in Section 3.8, each Contributor understands and acknowledges that ATA, the Purchaser, the Contributors’ Representative and their respective affiliates, officers, directors, partners, members, employees and agents may be in possession of additional material non-public information about ATA’s and the Purchaser’s operations, prospects and strategic plans that has not been disclosed to the Contributors or to their representatives. Therefore, each Contributor understands that (a) any information in its possession regarding ATA and the Purchaser: (i) may be incomplete in whole or in part, (ii) has been provided to it by ATA and the Purchaser without any representation or warranty by them (other than as expressly set forth in this Agreement), including without limitation, any representation or warranty that such information (A) is true, correct, accurate or complete, or (B) does not omit any fact necessary to make any such information not misleading and (iii) does not contain any omissions or misstatements that an investor would consider material in making a decision as to whether to invest in the Securities or enter in this Agreement and (b) as a result of the foregoing, it may not have adequate information concerning the business and financial condition of ATA and the Purchaser to make an informed decision regarding an investment in the Securities

(b) Each Contributor hereby irrevocably agrees that it will not directly or indirectly institute, join any person in instituting or take any action to directly or indirectly institute, any legal or other proceeding against ATA, the Purchaser or any of their affiliates, officers, directors, partners, members, employees or agents for any reason relating to, or seeking damages or remedies (whether legal or equitable) with respect to this Agreement, an investment in the Securities or any of the information that ATA, the Purchaser or any of their affiliates, officers, directors, partners, members, employees, agents or representatives has provided or omitted to provide to the Contributors in connection with the this Agreement or otherwise, other than in the case of any representation or warranty by ATA or the Purchaser expressly set forth in this Agreement.

(c) Each Contributor acknowledges that it is not relying upon representations and warranties of any Person, other than representations and warranties of the Purchaser and ATA contained herein and in the other Transaction Documents, in making its investment or decision to invest in the Securities. Each Contributor agrees that none of the Contributors, the Contributors’Representative and their respective controlling Persons, officers, directors, partners, agents, or employees shall be liable to any Contributor for any action heretofore taken or omitted to be taken by any of them in connection with the transactions contemplated hereby.

3.10 NO TAX REPRESENTATIONS. EXCEPT FOR THE EXPRESS RERPESENTATIONS AND WARRANTIES OF THE PURCHASER AND ATA SET FORTH IN ARTICLE IV, EACH CONTRIBUTOR REPRESENTS AND WARRANTS THAT IT IS NOT RELYING UPON ANY ADVICE OR ANY INFORMATION OR MATERIAL FURNISHED BY THE PURCHASER OR ITS REPRESENTATIVES, WHETHER ORAL OR WRITTEN, EXPRESSED OR IMPLIED, OF ANY NATURE WHATSOEVER, REGARDING ANY TAX MATTERS, INCLUDING, WITHOUT LIMITATION, TAX CONCEQUENCES TO CONTRIBUTOR FROM THE TRANSACTION CONTEMPLATED HEREIN OR ANY TRANSACTION GOVERNED BY THE TRANSACTION DOCUMENTS.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND ATA

The Purchaser and ATA, jointly and severally, hereby represent and warrant to the Contributors as follows:

4.1 Incorporation from Master Agreement. The representations and warranties of the Purchaser and ATA set forth in Article VI of the Master Agreement are hereby incorporated herein by reference.

4.2 Valid Issuance of Securities. The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of all Liens and restrictions on transfer other than restrictions on transfer under the ATA Organizational Documents, the OP Agreement and the Registration Rights Agreement, applicable state and federal securities laws and Liens created by or imposed by a Contributor. Assuming the accuracy of the representations of the Contributors in Article III of this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. The shares of ATA Common Stock issuable upon conversion of the OP Units pursuant to the OP Agreement have been duly reserved for issuance, and upon issuance in accordance with the terms of the OP Agreement, will be validly issued, fully paid and nonassessable and free of Liens and restrictions on transfer other than restrictions on transfer under the ATA Organizational Documents, and the Registration Rights Agreement, applicable federal and state securities laws and Liens created by or imposed by a Contributor. Assuming the accuracy of the representations of the Contributors in Article III of this Agreement, the shares of ATA Common Stock issuable upon conversion of the OP Units will be issued in compliance with all applicable federal and state securities laws. The Securities do, and the shares of ATA Common Stock issuable upon conversion of the OP Units will upon issuance thereof, conform in all material respects to all statements relating thereto contained in the SEC Reports and such description does and will conform in all material respects to the rights set forth in the instruments defining the same. Any certificates representing the OP Units or the shares of ATA Common Stock are, or will be upon issuance thereof, in due and proper form. No holder of OP Units (except to the extent set forth in Section 50-73-24 of the Virginia Uniform Limited Partnership Act) or of shares of ATA Common Stock will be subject to personal liability by reason of being such a holder. The issuance of the OP Units and the shares of ATA Common Stock is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any security holder of ATA or the Purchaser.

4.3 Integration. None of ATA, the Purchaser or any of their Affiliates has, directly or indirectly, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the OP Units (or shares of ATA Common Stock issuable upon conversion thereof) in a manner that would require the registration of such securities under the Securities Act or (b) offered, solicited offers to buy or sold the OP Units (or shares of ATA Common Stock issuable upon conversion thereof) by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

ARTICLE V.

CONDITIONS PRECEDENT

5.1 Conditions Precedent to the Obligations of Each Party. The obligations of each Party to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following conditions:

(a) No Order. No Governmental Authority with jurisdiction over such matters shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated hereby at the Closing illegal or otherwise restricting, preventing or prohibiting consummation of such transactions.

(b) Simultaneous Closing under Master Agreement. The Master Agreement shall be in full force and effect and shall not have been terminated for any reason. The consummation of the transactions contemplated by the Master Agreement to be consummated at the applicable closing thereunder with respect to the Contributed Entity shall have occurred simultaneously with the Closing hereunder.

5.2 Conditions Precedent to the Obligations of the Contributors and the Contributors’ Representative. The obligations of each Contributor and the Contributors’ Representative to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Purchaser and ATA in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date hereof and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) does not or would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(b) Agreements and Covenants. The Purchaser and ATA shall have performed, in all material respects, all obligations to be performed by them, and complied with, in all material respects, their agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Closing.

(c) Officer Certificate. ATA shall have delivered to the Contributors’ Representative for the benefit of the Contributors a certificate, dated the Closing Date, signed by the Chief Executive Officer of ATA, for itself and as general partner of ATA Holdings, certifying as to the satisfaction of the conditions specified in Sections 5.2(a) and 5.2(b).

(d) Closing Deliveries. The Purchaser and ATA shall have delivered, or caused to be delivered, each of the items set forth in Section 2.4.

5.3 Conditions Precedent to the Obligations of ATA and ATA Holdings. The obligations of ATA and ATA Holdings to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Contributors in this Agreement that (i) are not made as of a specific date shall be true and correct in all material respects as of the date hereof and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct in all material respects as of such date.

(b) Agreements and Covenants. The Contributors shall have performed, in all material respects, all obligations to be performed by them, and complied with, in all material respects, their agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Closing.

(c) Officer Certificate. Each of the Contributors shall have delivered to the Purchaser a certificate, dated the Closing Date, signed by a duly authorized officer of such Contributor (or, in the case of a Contributor that is a natural person, by such Contributor), certifying as to the satisfaction of the conditions specified in Sections 5.3(a) and 5.3(b) solely as to such Contributor.

(d) Closing Deliveries. The Contributors and the Contributors’ Representative shall have delivered, or caused to be delivered, each of the respective items set forth in Section 2.2 and 2.3.

ARTICLE VI.

TERMINATION

6.1 Termination. Notwithstanding anything herein to the contrary, this Agreement shall terminate prior to the Closing:

(a) automatically, without the need for further action by any Party, upon the termination of the Master Agreement; or

(b) automatically, without the need for further action by any Party, as expressly provided in the Master Agreement upon the occurrence of certain events specified therein.

6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, no Party shall have any further obligations or liabilities hereunder, except for those obligations or liabilities which expressly survive the termination of this Agreement. For avoidance of doubt, the provisions of this Section 6.2 shall have no effect on the rights and obligations of the parties to the Master Agreement or any of the other Transaction Agreements.

ARTICLE VII.

COVENANTS AND OTHER AGREEMENTS

7.1 Lock-Up. From and after the date hereof until the Closing or the earlier termination of this Agreement, each Contributor hereby agrees that it will not sell, transfer, pledge, dispose of, encumber or permit any Lien on, or issue or make any option, warrant, call or right of any kind to acquire, any of its respective Interests, or agree or commit to any of the foregoing, in each case, except for the contribution and sale to the Purchaser at the Closing as contemplated hereby.

7.2 Exclusivity. From and after the date hereof until the Closing or the earlier termination of this Agreement, each Contributor hereby agrees that neither it nor anyone acting at its direction will make any offers to, commence or continue any negotiations with, or enter into any written agreement with any other Person relating to the sale of the Property or the Interests (other than the Purchaser and its representatives).

7.3 Fulfillment of Conditions Precedent. The Parties shall use their commercially reasonable efforts to satisfy, or to ensure the satisfaction of, each of the conditions precedent to their obligations set forth in Article V hereof.

7.4 Admission to Partnership. ATA, as general partner of the Purchaser, shall take all actions necessary in order to cause the Contributors receiving OP Units to be admitted as limited partners of the Purchaser as of the Closing Date.

7.5 Further Assurances. Following the Closing, the Parties shall, from time to time, at the request of the Purchaser or the Contributors’ Representative and without further cost or expense to the requesting Party, do and perform, or cause to be done and performed, all further acts and things and shall execute and deliver all further agreements, certificates, instruments and documents as the requesting Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement or any of the other Contribution Documents and the consummation of the transactions contemplated hereby and thereby.

7.6 Publicity; Disclosure. None of ATA or its Affiliates, on the one hand, or the Contributors, the Contributors’ Representative or their respective Affiliates, on the other hand, may issue any press release, make any filing with any Governmental Authority or make any other public announcement relating to this Agreement, any of the other Transaction Agreements or any of the transactions contemplated hereby or thereby without the prior written approval of the Contributors’ Representative or ATA, respectively. The foregoing shall not apply to the extent necessary or advisable in order to satisfy a Party’s or its Affiliate’s disclosure obligations or other obligations under applicable Law, as determined by ATA or by the Contributors’ Representative, in which event ATA or the Contributors’ Representative, as the case may be, shall first consult with and reasonably consider any comments or suggestions of the other with respect thereto.

ARTICLE VIII.

GENERAL PROVISIONS

8.1 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of any of the Parties.

8.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when sent by electronic mail or facsimile (which is confirmed by the intended recipient) and (c) when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to ELRM, to:

Elco Landmark Residential Management, LLC

825 Parkway Street

Jupiter, Florida 33477

Attention: Joseph Lubeck, Chief Executive Officer

Fax: (561) 745-8745

Email: jlubeck@landmarkresidential.com

with a copy to:

Goulston & Storrs P.C.

750 Third Avenue

New York, New York 10017

Attention: Yaacov M. Gross, Esq.

Fax: (212) 878-5527

Email: ygross@goulstonstorrs.com

If to ATA or ATA Holdings, to:

Apartment Trust of America, Inc.

4901 Dickens Road, Suite 101

Richmond, Virginia 23230

Attention: Stanley J. Olander, Jr.

Fax: (804) 237-1345

Email: jolander@atareit.com

with a copy to:

Hunton & Williams LLP

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

Attention: Daniel M. LeBey, Esq.

Fax: (804) 788-8218

Email: dlebey@hunton.com

If to any Contributor, to such Contributor at its address set forth on Schedule A hereto.

8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any Person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.4 Amendment. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the Parties (which may include the Contributors’ Representative signing as attorney-in-fact on behalf of some or all of the Contributors).

8.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.6 Governing Law; Jurisdiction and Venue.

(a) This Agreement shall be governed by and construed in accordance with, the laws of the State of New York without regard, to the fullest extent permitted by law, to the conflicts of laws provisions thereof which might result in the application of the laws of any other jurisdiction.

(b) Each Party agrees that any Proceeding for any claim arising out of or related to this Agreement or the transactions contemplated hereby, whether in tort or contract or at law or in equity, shall be brought only in either the United States District Court for the Eastern District of New York or in a New York state court sitting in New York, New York (each, a “Chosen Court”), and each Party irrevocably (a) submits to the jurisdiction of the Chosen Courts (and of their appropriate appellate courts), (b) waives any objection to laying venue in any such Proceeding in either Chosen Court, (c) waives any objection that such Chosen Court is an inconvenient forum for the Proceeding, and (d) agrees that, in addition to other methods of service provided by law, service of process in any such Proceeding shall be effective if provided in accordance with Section 8.2, and the effective date of such service of process shall be as set forth in Section 8.2.

8.7 Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.7.

8.8 Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

8.9 Mutual Drafting; Consultation with Advisors. Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. Without limiting the foregoing, each Party has consulted to the extent deemed appropriate by such Party with its own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning the transactions contemplated by this Agreement and the MCA and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of the transactions, and believes that entering into this Agreement is suitable and appropriate for such Party.

8.10 Entire Agreement. This Agreement (including its exhibits, appendices and schedules), the Master Agreement and the other documents delivered pursuant hereto and thereto constitute a complete and exclusive statement of the agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all other prior agreements, arrangements or understandings by or between the Parties, written or oral, express or implied, with respect to the subject matter hereof or thereof.

8.11 Counterparts. This Agreement or any amendment hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12 Section Headings; Interpretation.

(a) The descriptive headings of sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement,

(b) When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article, Section, Annex or Exhibit of or to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” unless the context otherwise requires or unless otherwise specified. Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Agreement refer to this entire Agreement. Unless the context requires otherwise, words in this Agreement using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. Except as otherwise specifically provided herein, where any action is required to be taken on a particular day and such day is not a Business Day and, as a result, such action cannot be taken on such day, then this Agreement shall be deemed to provide that such action shall be taken on the first Business Day after such day.

8.13 Contributors’ Representative.

Each Contributor hereby irrevocably constitutes and appoints the Contributors’ Representative, acting singly, as its true and lawful agent, proxy and attorney-in-fact and authorizes the Contributors’ Representative acting for such Contributors and in such

Contributors’ name, place and stead, in any and all capacities to do and perform every act and thing reasonably necessary or desirable to be done in connection with the transactions contemplated hereby, as fully to all intents and purposes as such Contributors might or could do in person, except to the extent that this Agreement specifically provides for an action to be taken by or for, or a notice to be delivered to, the Contributors, including for the purposes of: (i) performing the duties of the Contributors’ Representative as set forth in this Agreement; (ii) accepting from the Purchaser the payment of the Purchase Price or any other amounts payable to the Contributors in connection therewith, and distributing to each Contributor its portion thereof; (iii) changing the time, date or place of the Closing; (iv) granting any consent or waiver required or desired of the Contributors by the Purchaser pursuant to this Agreement; (v) representing the Contributors in connection with any dispute between the Contributors, on the one hand, and the Purchaser and ATA, on the other hand, including disputing or settling any claim by the Purchaser; (vi) determining the presence (or absence) of claims for payment pursuant to this Agreement or any agreement executed in connection herewith; (vii) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as the Contributors’ Representative reasonably deems necessary or prudent in connection herewith; (viii) executing and delivering the Escrow Agreement and authorization the Escrow Agent to release the documents delivered to the Escrow Agent pursuant to the terms thereof; and (ix) taking any action and executing and delivering any and all documents contemplated by this Agreement and any other instruments which the Contributors’ Representative may deem necessary or advisable to accomplish the purposes of this Agreement. Each Contributor hereby grants unto the Contributors’ Representative full power and authority to do and perform each and every act as is described under this Section 8.13, as fully to all intents and purposes as the Contributors might or could do in person, hereby ratifying and confirming all that the Contributors’ Representative has lawfully done consistent herewith and may lawfully do or cause to be done by virtue hereof. Each Contributor hereby agrees by executing this Agreement that the foregoing agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Contributors’ Representative and shall survive the bankruptcy of such Person. Each Contributor hereby acknowledges and agrees that upon execution of this Agreement any delivery by the Contributors’ Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Contributors’ Representative in accordance with this Section 8.13 or any decisions made by the Contributors’ Representative in accordance with this Section 8.13 shall be binding on such Person as fully as if such Person had executed and delivered such documents or made such decisions.

(a) The Contributors’ Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Contributor, except in respect of amounts received by Contributors’ Representative on behalf of a Contributor. The Contributors’ Representative shall not be liable to any Contributor for any action taken or omitted by it or any agent employed by it under this Agreement or any other agreement or other document executed in connection herewith or therewith, except that the Contributors’ Representative shall not be relieved of any liability imposed by law for bad faith or willful misconduct. The Contributors’ Representative shall not be liable to any Contributor for any apportionment or distribution of payments made by it in good faith, and, if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Contributor to whom payment was due, but not made, shall be to recover from the other Contributors, as applicable, any payment in excess of the amount to which they are determined to have been entitled pursuant to this Agreement. The actions of the Contributors’ Representative are fully and completely binding and the Purchaser is entitled to rely upon the provisions of this Section 8.13.

(b) The Contributors will severally indemnify the Contributors’ Representative (in proportion to their respective Allocable Portions of the Purchase Price) and hold the Contributors’ Representative harmless against all loss, liability, or expense incurred without bad faith or willful misconduct on the part of such Contributors’ Representative and arising out of or in connection with the acceptance or administration of such Contributors’ Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Contributors’ Representative. The Contributors’ Representative will be entitled to the advance and reimbursement of costs and expenses incurred in the performance of its duties hereunder.

8.14 Contribution to Certain Potential Liabilities Under Master Agreement. In addition to and not in lieu of the provisions of Section 8.13, each Contributor hereby acknowledges that ELRM has agreed pursuant to the Master Agreement to assume or indemnify the Purchaser and ATA for certain potential liabilities relating to the Contributed Entity or the Property, some or all of which are to borne by the Contributors. Each Contributor hereby agrees to execute and deliver to ELRM at or prior to the Closing an agreement relating to such Contributor’s contribution (based on its Allocable Portion of the Purchase Price) toward such liabilities, if any, substantially in the form attached hereto as Exhibit D.

8.15 Attorneys’ Fees. Should any Party employ attorneys to enforce any of the provisions hereof against any other Party (including, without limitation, in respect of the breach by such other Party of its representations, warranties, covenants and agreements hereunder), the Party against whom any final judgment is entered agrees to pay the prevailing Party all reasonable costs, charges, and expenses, including any attorneys’ fees and disbursements, expended or incurred in connection therewith.

8.16 Escrow Agreement. Each Contributor hereby acknowledges and agrees that (i) the documents to be executed and delivered by such Contributor hereunder are being executed simultaneously with this Agreement and delivered to the Escrow Agent to be held in escrow by the Escrow Agent pursuant to the terms thereof and (ii) without limiting the terms of Section 8.13 hereof, Contributor’s Representative is authorized and directed to execute the Escrow Agreement on behalf of such Contributor and, in connection with the Closing, to authorize and direct the Escrow Agent to release and deliver the escrowed documents pursuant to the terms of the Escrow Agreement, the MCA and this Agreement, as applicable.

[Signature pages follow]

IN WITNESS OF THE FOREGOING, each Party executes this Interest Contribution Agreement as of the date first written above, by the Party’s duly authorized officer.

CONTRIBUTORS:	ELCO LANDMARK AT BIRMINGHAM MANAGEMENT, LLC

	By:	Elco Landmark Residential Holdings, LLC,
a Delaware limited liability company, its sole member

		By:	JLCo, LLC,
a Florida limited liability company, its manager

			By:	/s/ Joseph Lubeck
Name: Joseph Lubeck
Title: President

Signature Page to Interest Contribution Agreement

Relating to Landmark Grand at Galleria, LLC (Magnolia)

CONTRIBUTORS:	LEGACY GALLERIA LLC

	By:	/s/ David B. St. Pierre
Name: David B. St. Pierre
Title: CEO

Signature Page to Interest Contribution Agreement

Relating to Landmark Grand at Galleria, LLC (Magnolia)

CONTRIBUTORS’ REPRESENTATIVE:	ELCO LANDMARK RESIDENTIAL MANAGEMENT, LLC

	By:	/s/ Joseph Lubeck
	Name:	Joseph Lubeck
	Title:	President

Signature Page to Interest Contribution Agreement

Relating to Landmark Grand at Galleria, LLC (Magnolia)

PURCHASER:	APARTMENT TRUST OF AMERICA HOLDINGS, L.P.

	By:	Apartment Trust of America, Inc., its general partner

	By:	/s/ Stanley J. Olander, Jr.
	Name:	Stanley J. Olander, Jr.
	Title:	Chief Executive Officer & Chairman of the Board

Signature Page to Interest Contribution Agreement

Relating to Landmark Grand at Galleria, LLC (Magnolia)

ATA:	APARTMENT TRUST OF AMERICA, INC,

	By:	/s/ Stanley J. Olander, Jr.
	Name:	Stanley J. Olander, Jr.
	Title:	Chief Executive Officer & Chairman of the Board

Signature Page to Interest Contribution Agreement

Relating to Landmark Grand at Galleria, LLC (Magnolia)

APPENDIX 1

DEFINITIONS

“Affiliate” means, with respect to a specified Person, each other Person that directly or indirectly Controls, is controlled by, or is under common Control with that Person. For purposes of this Agreement, except as otherwise expressly provided, the Affiliates of EL and ELRM shall be limited to Joseph Lubeck, Elco Holdings Ltd. and their respective Controlled Affiliates.

“As-Built Drawings” means the final “as-built” plans and specifications for the Improvements with respect to the Property.

“ATA Common Stock” means the common stock, $0.01 par value per share, of ATA.

“Business Day” means any day other than (a) a Saturday or a Sunday, (b) a day on which banks are required or authorized by Law to be closed in the City of New York.

“Contracts” means, with respect to the Property, any agreement, contract, obligation, promise or commitment (whether written or oral) that is legally binding on the Contributed Entity, any of its Subsidiaries or the Property.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of an equity interest, by contract or otherwise. The terms “Controlled by” and “under common Control with” have correlative meanings.

“Entity” means, except for Governmental Authorities, (a) any corporation, partnership, joint venture, limited liability company, business trust or other business entity, (b) any association, unincorporated business or other organization, (c) trust and (d) any other organization having legal status as an entity under any Law.

“Governmental Authority” means (a) any body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental agency, department, board, commission or other instrumentality, whether national, territorial, federal, state, provincial, local, supranational or other authority, (b) any organization of multiple nations, or (c) any tribunal, court or arbitrator of competent jurisdiction.

“Improvements” means, with respect to the Property, all buildings and other structures and improvements situated on the land, to the extent the same form a part of the Property.

“Investor Package” means, collectively, (i) copies of (A) this Agreement, the Master Agreement and each of the exhibits and schedules hereto and thereto, (B) the Interest Contribution Agreements (or similar agreements) with respect to each of the other properties to be transferred to ATA Holdings pursuant to the transactions contemplated by the Master Agreement and (C) the Securities Purchase Agreement by and among ATA, 2335887 Limited Partnership, DeBartolo Real Estate Investment, LLC, Elco Landmark Residential Holdings LLC and the other parties thereto, in each case, including each of the exhibits and schedules thereto,

Appendix 1-1

(ii) copies of ATA’s Annual Report on Form 10-K for the year ended December 31, 2011, , 2012 Annual Proxy Statement, and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC since the filing date of ATA’s Annual Report on Form 10-K and on or prior to the date hereof, and (iii) a pro forma capitalization table as of the date hereof showing the consolidated, fully diluted equity and debt capitalization of ATA on a pro forma basis after giving effect to each of the transactions contemplated by the Master Agreement.

“Law” and “Laws” mean (a) any constitution applicable to, and any statute, treaty, rule, regulation, ordinance, or requirement of any kind of, any Governmental Authority, (b) principles of common law, and (c) any Order.

“Leases” means, with respect to the Property, collectively, all leases, rental agreements, license agreements and occupancy agreements pursuant to which any non-commercial tenant, licensee or occupant has a possessory right or license with respect to any portion of the Real Property, together with any amendments, modifications or supplements made thereto.

“Lien” means any lien, encumbrance, security interest, pledge or any other title restriction of any kind.

“Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of ATA and or its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

“OP Agreement” means the agreement of limited partnership of ATA Holdings, as amended and in effect from time to time.

“Order” means any decree, injunction, judgment, order, ruling, writ, assessment or arbitration award of a Governmental Authority, arbitrator or arbitral body, commission or self-regulatory organization, whether arising from a Proceeding or applicable Law.

“Organizational Documents” means each of the following, as applicable, as amended and supplemented: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement (or limited liability company agreement) and certificate of organization or formation of a limited liability company; and (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person.

“Permits” means, with respect to the Property, all governmental permits and approvals, including licenses, registrations and authorizations, required for the ownership and operation of the Contributed Entity or the Property at the Real Property, including without limitation, qualifications to do business, certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits, and any and all other necessary approvals from Governmental Authorities and other approvals granted by any public body.

“Person” means an individual, an Entity or a Governmental Authority.

Appendix 1-2

“Proceeding” means any action, claim, audit or other inquiry, hearing, investigation, suit or other charge or proceeding (whether civil, criminal, administrative, investigative, formal or informal) by or before any Governmental Authority or before an arbitrator or arbitral body or mediator.

“Purchaser Promissory Note” is defined in Section 1.2(a).

“Real Property” shall mean, with respect to the Property, collectively, the land and Improvements, together with all easements, rights of way, privileges, licenses and appurtenances which the Contributed Entity or any of its Subsidiaries may now own or hereafter acquire with respect thereto.

“SEC Reports” means any and all reports, schedules, forms, statements and other documents required under applicable Laws to be filed or furnished by ATA to the U.S. Securities and Exchange Commission, including, without limitation, proxy information and solicitation materials, in each case, in the form and with the substance prescribed by such Laws.

“Settlement Statement” means the settlement statement with respect to the Property to be entered into by the Purchaser and the Contributors’ Representative in accordance with the provisions of the Master Agreement.

“Transaction Agreements” means collectively this Agreement, the Master Agreement and the other agreements contemplated to be delivered in connection herewith or therewith.

Appendix 1-3

SCHEDULE A

CONTRIBUTION SCHEDULE

Contributors:	Allocable Portion of Purchase Price[1]	Securities/Purchaser Promissory Note
Elco Landmark at Birmingham Management, LLC, a Delaware limited liability company	55.6%	OP Units (2,444,868)

Notice address:

c/o Elco Landmark Residential

            Management, LLC

825 Parkway Street

Jupiter, Florida 33477

Attention: Joseph Lubeck,

                  Chief Executive Officer

Fax: (561) 745-8745

Email: jlubeck@landmarkresidential.com

Legacy Galleria LLC, a Delaware limited liability company	40.2%	OP Units (1,769,063)
	2.8%	Cash
	1.4%	Purchaser Promissory Note

Notice address:

c/o Legacy Capital Partners

The Offices at Legacy Village

25333 Cedar Road, Suite 300

Lyndhurst, OH 44124

Attention: David St. Pierre

Fax: (216) 381-2901

Email: dsp@lcp1.com

With a copy to:

David R. Tavolier Esq.

Kahn Kleinman, LPA

1301 East Ninth Street, Suite 2600

Cleveland, OH 44114

Fax: (216) 623-4912

Email: dtavolier@kahnkleinman.com

[1]	Results from calculating distributions through the waterfall in the operating agreement.

Contributed Entity:

Landmark Grand at Galleria, LLC, a Delaware limited liability company

Property:             Landmark Grand at Galleria (Birmingham, AL)

Agreed Equity Value:             $35,837,017

EXHIBIT A

FORM OF INSTRUMENT OF ASSIGNMENT

[TO BE ATTACHED

EXHIBIT B

FORM OF JOINDER TO OP AGREEMENT

EXHIBIT C

FORM OF RELEASE OF CLAIMS

EXHIBIT D

FORM OF LIABILITY CONTRIBUTION AGREEMENT

EXHIBIT E

FORM OF PURCHASER PROMISSORY NOTE